UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2026 (October 1, 2026)

ECHOSTAR CORPORATION

(Exact name of registrant as specified in its charter)

001-33807
(Commission File Number)

Nevada	26-1232727
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	ECHO	The Nasdaq Stock Market L.L.C.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously reported, on June 30, 2026, our subsidiary, DISH DBS Corporation (“DISH DBS”), and certain of its subsidiaries (the “DISH DBS Filing Entities”), including DISH Wireless L.L.C. and its subsidiaries (the “DISH Wireless Filing Entities,” and together with the DISH DBS Filing Entities, the “Filing Entities”), commenced voluntary cases under Chapter 11 of Title 11 of the United States Code (the “Prepackaged Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) to pursue confirmation of a joint prepackaged plan of reorganization (the “Prepackaged Chapter 11 Plan”).

On August 27, 2026, the Filing Entities informed the Bankruptcy Court that they had determined to bifurcate the Prepackaged Chapter 11 Plan into separate plans for the DISH DBS Filing Entities and the DISH Wireless Filing Entities. On September 29, 2026, the Bankruptcy Court entered the order confirming the DISH DBS Filing Entities’ prepackaged chapter 11 plan (the “DISH DBS Prepackaged Plan”). On October 1, 2026 (the “Effective Date”), all of the conditions precedent to the effective date of the DISH DBS Prepackaged Plan were satisfied or waived in accordance with the terms of the DISH DBS Prepackaged Plan, and the DISH DBS Filing Entities emerged from bankruptcy.

The DISH DBS Plan implements the applicable terms and conditions of the Restructuring Support Agreement previously reported on EchoStar’s Current Report on Form 8-K filed March 19, 2026 (the “RSA”) with respect to the DISH DBS Filing Entities and results in the substantial deleveraging of the DISH DBS Filing Entities. Through a combination of the debt restructuring consummated in connection with the DISH DBS Plan, the repayment in full of DISH DBS Corporation’s 7.75% Senior Notes due July 1, 2026, and the partial early repayment of DISH DBS’s 5.25% Senior Secured Notes due December 1, 2026, the DISH DBS Filing Entities have reduced their aggregate outstanding indebtedness by approximately $4.35 billion.

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the DISH DBS Filing Entities emerging from bankruptcy and pursuant to the DISH DBS Prepackaged Plan and the RSA, on October 1, 2026, (i) DISH DBS, the guarantors named therein, Wilmington Savings Fund Society, FSB, a Delaware federal saving bank (as successor to U.S. Bank Trust Company National Association), as successor trustee and U.S. Bank Trust Company, National Association (“USB”), a national banking association, as collateral agent entered into a Supplemental Indenture (the “Secured Notes Supplemental Indenture”) to that certain Indenture, dated November 26, 2021, pursuant to which DISH DBS issued the 5.25% Senior Secured Notes due 2026 and the 5.75% Senior Secured Notes due 2028, (ii) DISH DBS, the guarantors named therein and USB, as trustee, entered into a Supplemental Indenture (the “2028 Unsecured Notes Supplemental Indenture”) to that certain Indenture, dated July 1, 2020, pursuant to which DISH DBS issued the 7.375% Senior Notes due 2028 and (iii) DISH DBS, the guarantors named therein and USB, as trustee, entered into a Supplemental Indenture (the “2029 Unsecured Notes Supplemental Indenture” and together with the Secured Notes Supplemental Indenture and the 2028 Unsecured Notes Supplemental Indenture, the “Supplemental Indentures”) to that certain Indenture, dated May 24, 2021, pursuant to which DISH DBS issued the 5.125% Senior Notes 2029.

The foregoing descriptions of each of the Supplemental Indentures do not purport to be complete and are qualified in their entirety by reference to the Supplemental Indentures, which will each be filed as an exhibit to EchoStar’s next Quarterly Report on Form 10-Q.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously reported, effective upon filing the Prepackaged Chapter 11 Cases and in accordance with applicable GAAP, the DISH DBS Filing Entities were deconsolidated from our consolidated financial statements effective as of June 30, 2026.

As described in the Introductory Note of this Current Report on Form 8-K, the DISH DBS Filing Entities emerged from bankruptcy on the Effective Date, and therefore the DISH DBS Filing Entities will be reconsolidated in our consolidated financial statements as of the Effective Date.

Item 9.01. Financial Statements and Exhibits.

The financial statements of DISH DBS required to be filed under Item 9.01 of this Current Report on Form 8-K in connection with the emergence of the DISH DBS Filing Entities from bankruptcy will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

Exhibit No.	Description
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION
Date: October 2, 2026	By:	/s/ Jeffrey H. Blum
Jeffrey H. Blum Acting Chief Legal Officer and Secretary